UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2017

SEMILEDS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34992	20-2735523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.	350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +886-37-586788

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 31, 2017 (Taiwan time), the Company held its Annual Meeting of Stockholders. At the Annual Meeting, holders of the Company’s common stock voted on two proposals: (1) to elect four directors to hold office until the 2018 Annual Meeting of Stockholders, and (2) to ratify the appointment of BF Borgers CPA PC as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2017.

The final votes cast on the two proposals were as follows:

Proposal 1:

The following individuals were elected to serve as directors for a one-year term ending with the 2018 Annual Meeting of Stockholders by the votes as set forth in the following table:

	Votes For	Votes Withheld	Broker Non-Votes
Trung T. Doan	1,413,444	7,999	644,062
Dr. Edward Hsieh	1,413,454	7,989	644,062
Scott R. Simplot	1,413,338	8,105	644,062
Walter Michael Gough	1,413,454	7,989	644,062

Proposal 2:

The appointment of BF Borgers CPA PC as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2017 was ratified by the votes set forth in the following table:

Votes For	Votes Against	Abstain	Broker Non-Votes (1)
1,980,279	32,510	52,716	0

(1)	This proposal constituted a routine matter. Therefore, brokers were permitted to vote on this proposal without receipt of instructions from beneficial owners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 5, 2017

SemiLEDs Corporation

	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Chief Financial Officer

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